Exhibit 10.43
EXECUTION VERSION
Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

AMENDMENT No. 2
to the Exclusive License and Collaboration Agreement
between Novartis Pharma AG and Amgen Inc.

This Amendment No. 2 (“Amendment”) is entered into as of April 21, 2017 (“Amendment No. 2 Effective Date”) by and between Novartis Pharma AG a Swiss corporation having its principal place of business at Lichtstrasse 35, CH-4056 Basel, Switzerland (“Novartis”) and Amgen Inc., a Delaware corporation having its principal place of business at One Amgen Center Drive, Thousand Oaks, California 91320-1799, USA (“Amgen”). Novartis and Amgen are each referred to individually as a “Party” and together as the “Parties”.

WHEREAS, Novartis and Amgen are parties to an Exclusive License and Collaboration Agreement dated August 28, 2015 and amended as of April 21, 2017 (the “Agreement”) concerning the development and commercialization of the Licensed Products.
WHEREAS, simultaneously herewith, the Parties are entering into that certain US Collaboration Agreement (as defined below).
WHEREAS, the Parties mutually desire to expand the Territory to include Canada.
WHEREAS, the Parties mutually desire to amend, modify and restate certain terms and conditions of the Agreement in connection with the US Collaboration Agreement.
NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is mutually agreed as follows:

1.	DEFINITIONS
Unless otherwise defined herein, capitalized words in this Amendment shall have the meaning attributed to them in the Agreement.

2.	AMENDMENTS
The Parties agree that, as of the Amendment No. 2 Effective Date, the Agreement is amended as set forth in this Section 2.

2.1
Solely with respect to those provisions of the Agreement not hereby amended in this Amendment, Novartis’ and Amgen’s rights and obligations under the Agreement with respect to Franchise Product 1 in the United States are subject to the terms and conditions set forth in the US Collaboration Agreement (for clarity, including the obligations of the Parties under Article 14 of the Agreement, which are subject to the obligations of the Parties under Article 13 of the US Collaboration Agreement with respect to Franchise Product 1 in the United States); provided, for clarity, nothing in the US Collaboration Agreement shall be deemed to alter, modify or limit in any manner the rights and licenses of the Parties set forth in Article 4 of the Agreement or the

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defined terms utilized in such Article or the rights and obligations of the Parties set forth in Sections 11.6.2 or 11.7.2 of the Agreement.

2.2
The Licensed Amgen Patent Schedule is hereby updated to include the Patents Controlled by Amgen or its Affiliates in Canada relating to the Licensed Products as of the Amendment No. 2 Effective Date, as set forth on the schedule of Licensed Amgen Patents for the Licensed Products for Canada attached hereto.

2.3	The following sentence shall be added to the Recitals:
“WHEREAS, Amgen and Novartis are parties to that certain Collaboration Agreement, dated April 21, 2017, with respect to the Commercialization of, and Medical Affairs Activities for, Franchise Product 1 in the United States (the “US Collaboration Agreement”).”

2.4	The second Recital of the Agreement is hereby deleted in its entirety and replaced with the following:
“WHEREAS, Amgen is Developing its proprietary monoclonal antibody against calcitonin gene-related peptide (CGRP) receptor, known as AMG 334 (“Franchise Product 1”); its proprietary pituitary adenylate cyclase activating peptide (PACAP) receptor antibody, known as AMG 301, and [*] (“Franchise Product 2”); and [*] (“Franchise Product 3”).”

2.5	The following definitions shall be added to Article 1 in appropriate alphabetical order:
“Amgen Proprietary Manufacturing Know-How” has the meaning set forth in Section 5.4.7.1.
“CMC” means, for a given product, the chemistry, manufacturing and controls for such product, as submitted to or specified by the FDA.
“Canadian Territory Transition Plan” has the meaning set forth in Section 5.4.6.2.
“Confidential Regulatory Process” has the meaning set forth in Section 5.4.7.1.1.
“Designated Personnel” has the meaning set forth in Section 5.4.7.1.2.
“Drug Master File”, and its abbreviation “DMF” mean with respect to the United States, the drug master file or any supplement thereto, in respect of the active pharmaceutical or therapeutic ingredient(s) for a Licensed Product, filed by Amgen or its Affiliates or a Third Party with the FDA, which shall include the specifications for such Licensed Product or, with respect to any jurisdiction other than the United States, an equivalent filing thereof.
“Franchise Product 1 Distracting Product” means any compound or product, [*], that [*] (i.e., [*]).

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“Franchise Product 1 Distracting Program” means the clinical development, commercialization or manufacture of any Franchise Product 1 Distracting Product.
“IND Reference Letter” has the meaning set forth in Section 5.4.6.1.
“Termination Date” has the meaning set forth in Section 15.3.3.
“US Collaboration Agreement” has the meaning set forth in the Recitals.

2.6	The last sentence of Section 1.2 of the Agreement is hereby deleted in its entirety.

2.7	Section 1.13 of the Agreement is hereby deleted in its entirety and replaced with the following:
“1.13    “Biosimilar Product” means, with respect to a given Licensed Product in a given country in the Territory, after Regulatory Approval of such Licensed Product in such country, any other biological product designated for human use which (i) contains the same principal molecular structural features as (but not necessarily all of the same structural features as) such Licensed Product, (ii) has a purity, potency and safety profile that has no clinically meaningful difference from the purity, potency and safety profile of such Licensed Product, (iii) is approved for use pursuant to a regulatory approval process in such country that is based on reliance, at least in part, on such Licensed Product, whether or not such regulatory approval was based upon data generated by either Party filed with the applicable Governmental Authority in such country or was obtained using an abbreviated, expedited or other process, and (iv) is sold in such country by any Third Party.”

2.8	Section 1.31 of the Agreement is hereby deleted in its entirety and replaced with the following:
“1.31 “Develop” or “Development” means those activities required and/or useful to obtain and maintain Regulatory Approval, including, without limitation, test method development and stability testing, assay development and audit development, pre-clinical/non-clinical studies (including toxicology studies), formulation, pharmacodynamics, quality assurance/quality control development, statistical analysis, clinical studies, packaging development, regulatory affairs, biomarker strategy and development, device strategy and development, report writing and statistical analysis, the preparation, filing and prosecution of MAAs and activities to obtain international nonproprietary names and other nonproprietary names such as U.S. Adopted Name (USAN) for pharmaceutical substances; provided, however, that Development shall exclude Commercialization and Manufacturing activities. For clarity, Development shall include clinical trials that are required or requested in writing by a Governmental Authority as a condition of, or in connection with, obtaining or maintaining Regulatory Approval (whether the trial is commenced prior to or after receipt of such Regulatory Approval). Further, Development shall include Phase 4 Clinical Trials and lifecycle management activities that relate specifically to the United States.”

2.9	Section 1.33 of the Agreement is hereby deleted in its entirety and replaced with the following:
“1.33 “Development Costs” means the direct costs incurred by a Party and its Affiliates during the Term and pursuant to this Agreement for the Development of and Medical Affairs Activities with

Amgen ref. no. 2015641252-005

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respect to a Licensed Product(s), calculated as the sum of (i) Out-of-Pocket Development Expenses, (ii) Development FTE Costs and (iii) Other Development Expenses, each only to the extent incurred in accordance with the Development Plan and Development Budget after the Effective Date.  For clarity, “Development Costs” does not include any costs associated with conducting any Phase 4 Clinical Trials or lifecycle management activities unless the Parties otherwise agree to include a Phase 4 Clinical Trial or lifecycle management activities in the Development Plan or the Parties otherwise agree pursuant to the US Collaboration Agreement with respect to Phase 4 Clinical Trials and lifecycle management activities that relate specifically to the United States.”

2.10	Section 1.34 of the Agreement is hereby deleted in its entirety and replaced with the following:
“1.34 “Development FTE Costs” means the product of (i) the actual number of FTEs utilized in the Development of and Medical Affairs Activities with respect to a Licensed Product(s) in accordance with the Development Plan and Development Budget after the Effective Date, as documented by the applicable Party using a reliable time tracking system, if available, or other internal process for FTE allocations, and (ii) the FTE Rate.”

2.11	Section 1.93 of the Agreement is hereby deleted in its entirety and replaced with the following:
“1.93 “Material Safety Issue” means, with respect to a given Licensed Product, a Party’s good faith belief that, after reviewing applicable safety data and other relevant safety factors, such Licensed Product should not [*].”

2.12	Section 1.94 of the Agreement is hereby deleted in its entirety and replaced with the following:
“1.94 “Medical Affairs Activities” means design, strategies, oversight and implementation of activities designed to ensure or improve appropriate medical use of, conduct medical education of, or further clinical studies regarding, a Licensed Product, as established by the applicable Party’s internal policies and procedures and approved by the JSC, which includes by way of example: (i) activities of Medical Liaisons; (ii) grants to support continuing independent medical education (including independent symposia and congresses); and (iii) development, publication and dissemination of scientific and clinical information in support of an approved indication for a Licensed Product, as well as medical information services (and the content thereof) provided in response to inquiries communicated via the sales representatives or other external-facing representatives or received by letter, phone call or email or other means of communication agreed by the Parties in writing.”

2.13	Section 1.97 of the Agreement is hereby deleted in its entirety and replaced with the following:
“1.97 “Net Sales” means with respect to a given period and a given Licensed Product, the gross invoiced sales for such Licensed Product sold by or on behalf of Novartis or any of its Affiliates or sublicensees hereunder to Third Parties other than sublicensees in bona fide, arms-length transactions, less the following charges or expenses as recorded on an accrual basis, as determined in accordance with Novartis’s Accounting Standards as consistently applied:
(i) normal trade and cash discounts allowed and taken by the Third Party;

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(ii) amounts repaid or credited by reasons of defects, rejections, Recalls or returns;
(iii) rebates and chargebacks to customers and managed healthcare organizations, federal, state, provincial, local and other governments, their agencies and purchasers and reimbursers and similar Third Parties (including, without limitation, [*]);
(iv) any amounts recorded in gross revenue associated with goods provided to customers for free;
(v) amounts provided or credited to customers through coupons and other discount programs;
(vi) delayed ship order credits, discounts or payments related to the impact of price increases between purchase and shipping dates;
(vii) fee for service payments to customers for any non-separable services (including compensation for maintaining agreed inventory levels and providing information);
(viii) sales taxes (such as VAT or its equivalent) and excise taxes, other consumption taxes, customs duties and compulsory payments to governmental authorities and any [*] imposed upon the sale of the Licensed Product to Third Parties; and
(ix) following such deductions in (i) through (viii) above, less a deduction of [*] percent ([*]%) for direct expenses related to the sales of the Licensed Product, distribution and warehousing expenses and uncollectible amounts on previously sold products.
In addition, (a) Net Sales only include the value charged or invoiced on the first arm’s length sale to a Third Party and sales between or among Novartis and its Affiliates and sublicensees shall be disregarded for purposes of calculating Net Sales; (b) if a Licensed Product is delivered to the Third Party before being invoiced (or is not invoiced), Net Sales will be calculated at the time all the revenue recognition criteria under Novartis’s Accounting Standards are met; and (c) in the event that the Licensed Product is sold in a given country together with one or more other therapeutically active ingredients or therapies not constituting a Licensed Product for a single price (regardless of their packaging) (a “Combination Product”), such Licensed Product shall be deemed to be sold in such country for an amount equal to the product of (i) the price at which the Combination Product was sold in such country and (ii) the fraction A/(A+B), where A is the weighted (by sales volume) average sale price in such country during the applicable reporting period of the Licensed Product when sold alone, and B is the weighted average sale price (by sales volume) in such country during the applicable reporting period of each other therapeutically active ingredient or therapy included in the Combination Product when sold alone. Regarding prices comprised in the weighted average price when sold separately referred to above, if these are available for different dosages of the Licensed Product or other therapeutically active ingredients or therapies than those that are included in the Combination Product, then Novartis shall be entitled to make a proportional adjustment to such prices in calculating the royalty-bearing Net Sales of the Combination Product. If the weighted average sale price cannot be determined for the Licensed Product or other therapeutically active ingredients or therapies, the calculation of Net Sales for Combination Products will be agreed by the Parties based on the relative fair

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market value contributed by each component (each Party’s agreement not to be unreasonably withheld or delayed).
Any disposal of Licensed Product at no charge for, or use of such Licensed Product without charge in, clinical or preclinical trials shall not be included in Net Sales.”

2.14	Section 1.117 of the Agreement is hereby deleted in its entirety and replaced with the following:
“1.117 “Out-of-Pocket Development Expenses” means direct expenses paid or payable to Third Parties which are specifically identifiable and incurred by a Party and its Affiliates for the Development of and Medical Affairs Activities with respect to Licensed Product(s), including the expenses set forth on the Out-of-Pocket Development Expenses Schedule; provided that such expenses shall have been recorded as income statement items in accordance with such Party’s Accounting Standards and shall not include any pre-paid amounts, capital expenditures, or items intended to be covered by the FTE Rate.”

2.15	Section 1.139 of the Agreement is hereby deleted in its entirety.

2.16	Section 1.151 of the Agreement is hereby deleted in its entirety and replaced with the following:

“1.151	“Territory” means the entire world, excluding the United States and Japan.”

2.17	The following sentence shall be added to the end of Section 3.2.5 of the Agreement (which, for clarity, shall be renumbered to Section 3.2.6 pursuant to Section 2.18 below):
“The Parties agree that the JSC shall establish a Joint Project Team to oversee Development activities, Medical Affairs Activities and publications, in each case to the extent relating solely to Franchise Product 1 in the United States, during the term of the US Collaboration Agreement.”

2.18	The following language shall be added as a new Section 3.2.5 of the Agreement (and the remainder of Section 3.2 to be renumbered accordingly):
“3.2.5    Committees in the United States. During the term of the US Collaboration Agreement, the Joint US Leadership Team and US Collaboration Team (each as defined in the US Collaboration Agreement) shall oversee matters relating to Commercialization of, and facilitate coordination of such activities with Medical Affairs Activities for, Franchise Product 1 in the United States pursuant to the terms of the US Collaboration Agreement; provided, however that, pursuant to the terms of the US Collaboration Agreement, certain matters relating to Medical Affairs Activities for, and the Commercialization of, Franchise Product 1 in the United States may be escalated to the JSC.”

2.19	Section 3.5.3.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
“3.5.3.1 Except as expressly set forth in the US Collaboration Agreement with respect to Franchise Product 1 in the United States, the Amgen Co-Chair shall have the deciding vote with respect to the Global Brand Plans and all Commercialization matters with respect to the Licensed Products outside the Territory.”

2.20	Section 3.7 of the Agreement is hereby deleted in its entirety and replaced with the following:

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“3.7 Alliance Managers. Promptly but not later than sixty (60) days following the Effective Date, each of Amgen and Novartis shall appoint one or more senior representatives who possess a general understanding of Development, regulatory, Medical Affairs Activities, Manufacturing and Commercialization matters to act as its respective alliance manager(s) for the Collaboration (each, an “Alliance Manager”). Each Party may replace its respective Alliance Manager(s) at any time upon written notice to the other in accordance with this Agreement. Any Alliance Manager may designate a substitute to temporarily perform the functions of that Alliance Manager. Each Alliance Manager shall be charged with creating and maintaining a collaborative work environment within and among the Committees. Consistent with the Development Plan, the Territory Brand Plan and Section 3.5 (Decision Making), each Alliance Manager, on behalf of the applicable Party’s Co-Chair of the applicable Committee, will also be responsible for:

3.7.1	providing a single point of communication for seeking consensus both within the respective Party’s organization and together with the other Party regarding key strategy and plan issues; and

3.7.2	identifying and raising disputes to the JSC or JMC for discussion in a timely manner.
The Alliance Managers shall be entitled to attend all JSC and JMC meetings, and shall have the right to attend all JPT meetings. Consistent with Section 3.5 (Decision Making), each Alliance Manager may bring any matter to the attention of the JSC or JMC where such Alliance Manager reasonably believes that such matter requires attention of the JSC or JMC. During the term of the US Collaboration Agreement, the Alliance Managers appointed under this Agreement shall also serve as the Alliance Managers under the US Collaboration Agreement pursuant to Section 2.7 of the US Collaboration Agreement.”

2.21	Section 3.8 of the Agreement is hereby deleted in its entirety and replaced with the following:
“3.8    Outside the Territory. Except as expressly set forth in this Agreement or, with respect to Franchise Product 1, the US Collaboration Agreement, Amgen shall have sole decision-making authority with regard to Development, regulatory, Medical Affairs Activities, Manufacturing and Commercialization of Licensed Products outside the Territory. Except as expressly set forth in the US Collaboration Agreement with respect to Franchise Product 1, Novartis and its Affiliates shall not Commercialize or conduct Medical Affairs Activities with respect to Licensed Products outside the Territory.”

2.22	The last sentence of Section 4.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

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“Except as expressly set forth in the US Collaboration Agreement with respect to Trademarks for Franchise Product 1, Amgen agrees that it shall not seek to register or obtain ownership rights in any Novartis Housemark or Licensed Novartis Trademark (or confusingly similar trademark) and Novartis agrees that it shall not seek to register or obtain ownership rights in any Amgen Housemark or Licensed Amgen Trademark or any trademark used by Amgen in connection with the applicable Licensed Product outside the Territory in any indication (or confusingly similar trademark to any of the foregoing).”

2.23	Section 4.8 of the Agreement is hereby deleted in its entirety and replaced with the following:
“4.8    Retained Rights and Limitations. No rights to either Party’s patents, trademarks or other proprietary rights are granted pursuant to this Agreement except as expressly set forth herein, and all other rights are reserved. Subject to Section 2.3 (Development Prior to Option Exercise Date), (i) Novartis shall not research, Develop, Manufacture, conduct Medical Affairs Activities with respect to or Commercialize Franchise Product 3 prior to the Option Exercise Date or any Licensed Product outside the Territory other than as expressly set forth in the US Collaboration Agreement with respect to Franchise Product 1 and (ii) Amgen shall not research, Develop, conduct Medical Affairs Activities with respect to or Commercialize any Licensed Product inside the Territory, in each case ((i) and (ii)), other than as expressly set forth in this Agreement (including under a Development Plan). Notwithstanding the licenses granted in this Article 4 (Grant of License), each Party retains rights to perform (itself or through its Affiliates or contractors) its obligations under this Agreement.”

2.24	Section 5.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
“5.1    Responsibility for Development. Except as otherwise set forth in this Section 5.1 (Responsibility for Development), from and after the Effective Date, with respect to Franchise Product 1 and Franchise Product 2, and from and after Option Exercise Date, with respect to Franchise Product 3, the Parties will share responsibility for day-to-day Development activities for each Licensed Product worldwide in accordance with the applicable Development Plan and Development Budget, including generating protocols subject to the JSC’s review and approval, conducting clinical trials, and data collection, verification and analysis. Solely with respect to Franchise Product 1 prior to receipt of the first Regulatory Approval therefor in the U.S., (i) Amgen shall be the Development lead and shall have primary responsibility for day-to-day Development activities relating thereto worldwide in accordance with the applicable Development Plan and Development Budget and (ii) Novartis shall provide both strategic input and operational support for such activities as agreed in the applicable Development Plan and Development Budget; provided that, notwithstanding the foregoing, Novartis shall have those responsibilities with respect to Franchise Product 1 and Franchise Product 2 as set forth in the RACI Documents, including with respect to [*]. In the event of a conflict between the terms of this Agreement, a Supply Agreement or a Quality Agreement, on the one hand, and the RACI Documents, on the other hand, the terms of this Agreement, such Supply Agreement or such Quality Agreement shall prevail. Additionally, [*] shall be [*] responsible for the development of any Clinical Trials or other activities directed to Lifecycle Management for the Licensed Products as agreed by the JSC and approved by the JMC; provided, however, with respect to such activities conducted in the

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United States for Franchise Product 1, in the event of a conflict between the terms of this Agreement and the US Collaboration Agreement, the terms of the US Collaboration Agreement shall prevail during the term of the US Collaboration Agreement. For clarity, as between the Parties, Amgen shall have the sole right to perform Development activities solely relating to Development of the Licensed Products for Regulatory Approval in Japan to the extent such activities are not allocated to Novartis in the Development Plan as of the Amendment No. 2 Effective Date. Notwithstanding anything to the contrary contained herein, [*] shall be responsible at its expense for determining and providing all Medical Affairs Activities relating to the Licensed Products in the Territory.”

2.25	The following sentence shall be added to the end of Section 5.2.1 of the Agreement:
“For clarity, with respect to Franchise Product 2, the Parties may elect in the Development Plan to [*].”

2.26	The following language shall be added as a new Section 5.4.5 of the Agreement:

“5.4.5
United States. During the term of the US Collaboration Agreement, all regulatory matters with respect to Franchise Product 1 in the United States shall be governed by Section 4.2 of the US Collaboration Agreement and Section 3.5 (Decision Making) of this Agreement.”

2.27	The following language shall be added as a new Section 5.4.6 of the Agreement:

Amgen ref. no. 2015641252-005

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“5.4.6
Regulatory Filings and Support in Canada. Notwithstanding anything to the contrary in Section 5.4 (Regulatory Matters) or Section 8.4 (Responsibility for Regulatory Filings with Respect to Manufacturing; Inspections of Manufacturing Facilities):

5.4.6.1 DMF for Franchise Product 1 in Canada. Amgen shall prepare a DMF for Franchise Product 1 and submit such DMF to the relevant Governmental Authority in Canada at least [*] days prior to the date on which the Parties anticipate, [*]. Amgen shall [*], such DMF during [*] for Novartis to maintain Regulatory Approval for Franchise Product 1. Amgen shall grant to Novartis the right of cross-reference, as of the Amendment No. 2 Effective Date, to the IND for Franchise Product 1 in Canada until it is transferred to Novartis or withdrawn, and thereafter, to the DMF for Franchise Product 1, in connection with the Development and Regulatory Approval of Franchise Product 1 in the Field within the Territory. Amgen shall promptly deliver to the relevant Governmental Authority in Canada any instruments, including the appropriate letters of the right to cross-reference, necessary to grant Novartis the right to cross-reference (i) as of the Amendment No. 2 Effective Date, the IND for Franchise Product 1 in Canada (“IND Reference Letter”) and (ii) as of the date of Regulatory Approval of Franchise Product 1 in Canada, the DMF for Franchise Product 1, in accordance with this Agreement. For clarity, except as may be redacted to protect the confidential and proprietary rights in its Information related to Manufacturing, Amgen shall provide to Novartis electronic copies (in substantially the same layout and format as submitted to the relevant Governmental Authority) of the IND for Franchise Product 1 in Canada and any IND equivalent filings for Franchise Product 1 submitted to the relevant Governmental Authorities outside Canada in the Territory, as of the Amendment No. 2 Effective Date, together with all material communications and correspondence with the relevant Governmental Authorities in connection with the submission or approval of such Regulatory Filing.
5.4.6.2 Transition of Canadian Territory to Novartis for Franchise Product 1. Promptly following the Amendment No. 2 Effective Date, the Parties will meet to coordinate the transition of development and regulatory activities from Amgen to Novartis with respect to Franchise Product 1 in Canada. Within [*] after the Amendment No. 2 Effective Date or such other timeframe as may be mutually agreed by the Parties in writing, the Parties will develop a written plan for transfer of the ongoing Development and regulatory activities for Franchise Product 1 in Canada (the “Canadian Territory Transition Plan”). Unless otherwise agreed by the Parties in writing in the Canadian Territory Transition Plan, (i) such plan shall provide that Amgen will file the MAA for Franchise Product 1 in Canada with the relevant Governmental Authority and transfer such MAA to Novartis at a mutually agreed time prior to receipt of Regulatory Approval for Franchise Product 1 in Canada, (ii) prior to the transfer of the MAA for Franchise Product 1 in Canada to Novartis the provisions set forth in Sections 5.4.6.2.1 and 5.4.6.2.2 shall apply with respect to regulatory matters in Canada in respect of Franchise Product 1 and (iii) after the transfer of the MAA for Franchise Product 1 in Canada to Novartis, the provisions set forth in Sections 5.4.1 and 5.4.2 shall apply with respect to regulatory matters in Canada for Franchise Product 1 (at which time, for clarity, Novartis shall be the regulatory lead in Canada).

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5.4.6.2.1 Prior to the transfer of the MAA for Franchise Product 1 in Canada to Novartis, Amgen shall be the regulatory lead in Canada and shall have primary responsibility for regulatory activities relating to Franchise Product 1 in Canada, including preparing, submitting and maintaining all Regulatory Filings in Canada in accordance with the Development Plan, and Novartis shall provide strategic input for such activities therefor as set forth in the Development Plan. Unless [*] is required with respect to such Regulatory Filing or a material communication with a Governmental Authority with respect to Franchise Product 1, Amgen shall provide Novartis with draft copies of material Regulatory Filings (which, for clarity, shall not be required to include communications that are solely administrative in nature) with respect to Franchise Product 1 in Canada prior to submission within a reasonable amount of time and reasonably consider comments of Novartis (but in the event of a disagreement between the Parties with respect to such comments and proposed revisions, such matter shall be escalated to the JSC for review). Amgen shall consult with Novartis regarding, and keep Novartis informed of, the status of the preparation of all Regulatory Filings (which, for clarity, shall not be required to include communications that are solely administrative in nature) it submits with respect to Franchise Product 1 in Canada, and Governmental Authority review of any such Regulatory Filings. Amgen shall provide to Novartis copies of all final Regulatory Filings it submits with respect to Franchise Product 1 in Canada promptly after the submission. Notwithstanding the foregoing, Amgen shall have no obligation to share with Novartis the contents of the CMC Core Dossier for Franchise Product 1.
5.4.6.2.2 Prior to the transfer of the MAA for Franchise Product 1 in Canada to Novartis, Amgen shall consult with Novartis reasonably in advance of the date of any anticipated meeting with a Governmental Authority in Canada with respect to Franchise Product 1 and shall consider any timely recommendations made by Novartis in preparation for such meeting. Based on the discussions between Amgen and Novartis, Amgen shall create an agenda for such meeting and use good faith judgment to assign roles to each of Amgen and Novartis, as appropriate based on the expertise of such participants. One or more (up to [*]) representatives of Novartis with appropriate subject matter expertise may attend scheduled meetings between Amgen and the applicable Governmental Authority in Canada with respect to Franchise Product 1, and shall participate in such meetings consistent with the agenda for the meeting created by Amgen and the role(s) assigned to Novartis by Amgen thereunder, in each case to the extent permissible by such Governmental Authority. Amgen shall inform Novartis of any unscheduled teleconferences and meetings (other than teleconferences and meetings that are solely administrative in nature) with Governmental Authorities in Canada with respect to Franchise Product 1 reasonably promptly after they occur. Notwithstanding the foregoing, Novartis shall not have any right to attend any portions of meetings between Amgen and the applicable Governmental Authority in Canada with respect to Franchise Product 1 manufacturing or CMC information (or any such meetings solely with respect to Franchise Product 1 manufacturing or CMC information).

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5.4.6.3 Licensed Products other than Franchise Product 1:
5.4.6.3.1 Amgen shall have the option, exercisable at its sole discretion, to prepare a DMF for Franchise Product 2 and Franchise Product 3 and submit any such DMF to the relevant Governmental Authority in Canada on a timeline mutually agreed by the Parties.  Amgen shall [*], any such DMF during the Term until such time [*] for Novartis to maintain Regulatory Approval for Franchise Product 2 or Franchise Product 3, as the case may be. Amgen shall grant to Novartis a right of cross-reference to any DMF for Franchise Product 2 or Franchise Product 3 in connection with the Development and Regulatory Approval of the applicable Licensed Product in the Field within the Territory.  Amgen shall promptly deliver to the relevant Governmental Authority in Canada any instruments, including the appropriate letters of the right to cross-reference, necessary to grant Novartis such right of cross-reference in accordance with this Agreement.
5.4.6.3.2 For clarity, (i) the provisions of this Section 5.4.6, other than Section 5.4.6.3.1, apply only to Franchise Product 1 and not Franchise Product 2 or Franchise Product 3 and (ii) the provisions set forth in Section 5.4 (Regulatory Matters) other than this Section 5.4.6, but including Section 5.4.6.3.1, shall apply with respect to regulatory matters in Canada for Franchise Product 2 and Franchise Product 3 as of the Amendment No. 2 Effective Date (i.e., Novartis shall be the regulatory lead in Canada for Franchise Product 2 and Franchise Product 3 as of the Amendment No. 2 Effective Date).”

2.28	The following language shall be added as a new Section 5.4.7 of the Agreement:
“5.4.7     Regulatory Filings and Support related to Manufacturing. Notwithstanding anything to the contrary in Section 5.4 (Regulatory Matters) or Section 8.4 (Responsibility for Regulatory Filings with Respect to Manufacturing; Inspections of Manufacturing Facilities):

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Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

5.4.7.1 In the event that Novartis requires additional Information from Amgen related to Manufacturing in order to respond to the relevant Governmental Authority in the Territory in connection with the Development and Regulatory Approval of a Licensed Product in the Field in the Territory (including any required information to prepare its Regulatory Filings for such Licensed Product), then Amgen shall [*] provide [*] such additional Information (to the extent such Information is in existence and available) to Novartis in order to meet any applicable time period required or otherwise specified by the relevant Governmental Authority in the Territory; provided, however, Novartis shall promptly provide any relevant questions or inquiries from such Governmental Authority to Amgen to allow Amgen to meet any applicable time period. In the event any such additional Information is proprietary to and maintained as confidential by Amgen at the time such response is to be made (“Amgen Proprietary Manufacturing Know-How”) (for clarity, and without limiting the foregoing, any Information previously redacted by Amgen prior to delivery to Novartis shall constitute Amgen Proprietary Manufacturing Know-How), Amgen shall [*] such Amgen Proprietary Manufacturing Know-How as follows:
5.4.7.1.1 If a process has been agreed to with the relevant Governmental Authority in the Territory to allow Amgen to respond to such Governmental Authority without having to disclose Amgen Proprietary Manufacturing Know-How to Novartis (“Confidential Regulatory Process”), then Amgen shall provide to such Governmental Authority such Amgen Proprietary Manufacturing Know-How through such Confidential Regulatory Process and provide to Novartis a redacted copy (to protect the confidential and proprietary rights in such Amgen Proprietary Manufacturing Know-How) of the relevant document submitted to such Governmental Authority within [*] days of its submission to be retained by the regulatory department of Novartis in its repository as an archival copy. Novartis shall not intentionally seek to access or obtain any such Amgen Proprietary Manufacturing Know-How submitted through such Confidential Regulatory Process from the relevant Governmental Authority, and Novartis shall [*] to obtain consent with the relevant Governmental Authority to establish a Confidential Regulatory Process, including, by way of example, a process to allow Amgen to respond directly to such Governmental Authority on Novartis’s behalf or a process to allow Amgen to provide Amgen Proprietary Manufacturing Know-How in an encrypted format to Novartis to submit to such Governmental Authority and to provide the Governmental Authority with the password or key to unencrypt such Amgen Proprietary Manufacturing Know-How.
5.4.7.1.2 [*].”

2.29	Section 6.3 of the Agreement is hereby deleted in its entirety and replaced with the following:
“6.3    Commercialization Outside the Territory. Except as expressly set forth in this Agreement or, with respect to Franchise Product 1, the US Collaboration Agreement, Amgen shall be solely responsible for the Commercialization of the Licensed Products outside the Territory and the costs thereof. Except as expressly set forth in the US Collaboration Agreement with respect to Franchise Product 1, Novartis shall not Commercialize the Licensed Products outside the Territory.”

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2.30	Section 7.4 of the Agreement is hereby deleted in its entirety and replaced with the following:
“7.4     [*] Divestiture. The notice provided pursuant to Section 7.3 (Post-Effective Date Affiliates) shall include a notification as to whether such Party intends to: (i) Divest the Distracting Program, in which case such Party shall hold separate such Distracting Program (including Segregating such Distracting Program from the Collaboration) and use its commercially reasonable, good-faith efforts to Divest such Distracting Program; (ii) [*] such Distracting Program, in which case such Party shall [*] all activities of such program within [*] days after the closing of the Distracting Transaction, during which period such Party shall hold separate such Distracting Program (including Segregating such Distracting Program from the Collaboration); or (iii) in the case of Amgen only, [*] and, under Section [*] ([*] Distracting Program) of the US Collaboration Agreement, [*] or, in the case of Novartis, [*], in each case within [*] days after the closing of the Distracting Transaction. In the event such Party selects to Divest the Distracting Program under subsection (i) and fails to complete such Divestiture within [*] of the closing of the Distracting Transaction, then such Party shall be deemed to have chosen to terminate such Distracting Program and shall promptly, and no later than within [*] days, comply with the requirements of subsection (ii) above.”

2.31	The first sentence of Section 9.7.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
“In addition to the other payments referenced herein, and subject to Novartis’ obligations set forth in the last sentence of Section 5.1 (Responsibility for Development) with respect to Medical Affairs Activities Costs, and without limitation to Novartis’ obligations set forth in Article 8 (Payment) of the US Collaboration Agreement, with respect to each Licensed Product, Novartis shall bear the percentage of Amgen Development Costs set forth in the “Novartis Share” column of the applicable chart below and Amgen shall bear the percentage of Novartis Development Costs set forth in the “Amgen Share” column of the chart below, in each case, that are included in the applicable Development Budget.”

2.32	Section 9.7.2 of the Agreement is hereby deleted in its entirety and replaced with the following:
Annual Development Budget Overruns. With respect to each Licensed Product, each Party shall promptly notify the other Party upon becoming aware that its Development Costs to be incurred in performing the applicable Development Plan for a Calendar Year will be in excess of the amounts budgeted to be incurred by or on behalf of such Party for its activities in the applicable Annual Development Budget. If the aggregate Development Costs incurred by a Party for performing the applicable Development Plan for a Calendar Year exceed the amounts budgeted to be incurred by or on behalf of such Party for its activities in the applicable Annual Development Budget, the other Party shall reimburse the performing Party for (i) the applicable percentage set forth above of such excess, and (ii) in the case of Franchise Product 1 during the term of the US Collaboration Agreement, the applicable percentage set forth in Section 8.6.1.3 of the US Collaboration Agreement of such excess; provided that (a) in no event shall Novartis be responsible for reimbursement for such excesses to the extent the Amgen Development Costs in performing the Development Plan (I) for [*], exceed the amounts budgeted to be incurred by or on behalf of Amgen for its activities in the applicable Annual Development Budget for [*], and (II) for [*],

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exceed the amounts budgeted to be incurred by or on behalf of Amgen for its activities in the applicable Annual Development Budget for such Calendar Year by more than [*] percent ([*]%) and (b) in no event shall Amgen be responsible for reimbursement for such excesses to the extent the Novartis Development Costs in performing the Development Plan for a Calendar Year exceed the amounts budgeted to be incurred by or on behalf of Novartis for its activities in the applicable Annual Development Budget for such Calendar Year by more than [*] percent ([*]%); provided that a Party shall be responsible for reimbursement for such excesses to the extent that the Amgen Development Costs or Novartis Development Costs, as the case may be, are attributable to (I) a change in applicable Law, (II) a Force Majeure event, (III) [*], (IV) [*], or (V) a mutually agreed amendment to the applicable Development Plan.

2.33	Section 9.7.4 of the Agreement is hereby deleted in its entirety and replaced with the following:
“9.7.4 Payments. Based on the report received from the other Party pursuant to Section 9.7.3 (Reports), the Party which has borne more than its share of Development Costs as determined pursuant to Section 9.7.1 (General) of this Agreement and, solely with respect to Development Costs with respect to Franchise Product 1, Section 8.6.1.3 of the US Collaboration Agreement shall issue an invoice to the owing Party for such excess amount in accordance with Section 9.10 (Payment Method) within [*] days after receiving the other Party’s report pursuant to Section 9.7.3 (Reports).”

2.34	The first two sentences of Section 9.11 (Audits) of the Agreement is hereby deleted in its entirety and replaced with the following:
“Novartis shall keep complete and accurate records pertaining to Novartis Development Costs and to the underlying revenue and expenses data relating to the calculation of Net Sales for the Licensed Products in the Territory in sufficient detail to permit Amgen to confirm the accuracy of all payments due hereunder, including Amgen’s obligation to reimburse Novartis for Amgen’s share of Novartis Development Costs pursuant to Section 9.7 (Development Cost Sharing) of this Agreement and, solely with respect to Development Costs with respect to Franchise Product 1, Section 8.6.1.3 of the US Collaboration Agreement. Amgen shall keep complete and accurate records pertaining to Amgen Development Costs of Licensed Products in sufficient detail to permit Novartis to reasonably confirm the accuracy of all payments due hereunder with respect to Novartis’s obligation to reimburse Amgen for Novartis’s share of Amgen Development Costs pursuant to Section 9.7 (Development Cost Sharing) of this Agreement and, solely with respect to Development Costs with respect to Franchise Product 1, Section 8.6.1.3 of the US Collaboration Agreement.”

2.35	Section 10.2.1.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
“10.2.1.1    Amgen Primary Prosecution. Amgen shall control, itself or through outside counsel reasonably acceptable to Novartis and directed by Amgen, the preparation, filing (including filing for correction of claims or specifications), prosecution, maintenance and defense (including responses to patent or trademark office communications, any office actions, oppositions, interferences and challenges (whether before a patent or trademark authority or judicial body)

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related thereto) (the foregoing collectively “Patent and Trademark Matters”) related to Licensed Amgen Patents specific to a Licensed Product, Licensed Amgen Trademarks and Joint Patents (in which case the prosecution will be in the name of both Parties), in each case solely in the Territory (collectively, the “Territory Patents and Trademarks”), as well as preparation and filing for any patent term extensions or similar protections therefor. Novartis shall be responsible for reasonable, documented costs incurred by or on behalf of Amgen in connection with such activities with respect to the Territory Patents and Trademarks (other than the costs associated with the creative development of Trademarks and related availability searches). Within [*] days following each Calendar Quarter, Amgen shall provide Novartis an invoice setting forth such costs in reasonable detail, and Novartis shall pay such invoice within [*] days of receipt thereof. From and after the Effective Date, with respect to Territory Patents and Trademarks specific to Franchise Product 1 and Franchise Product 2, and from and after the Option Exercise Date, with respect to Territory Patents and Trademarks specific to Franchise Product 3, (i) Amgen shall provide Novartis with copies of and an opportunity to review and comment upon the text of the applications relating to such Territory Patents and Trademarks as soon as practicable (but in no event less than [*] days for new patent application filings and [*] days for all other filings or correspondence before submission thereof) before filing, (ii) Amgen shall provide Novartis with a copy of each submission made to and document received from a patent or trademark authority, court or other tribunal regarding any such Territory Patents and Trademarks reasonably promptly after making such filing or receiving such document, including a copy of each application for each item within such Territory Patents and Trademarks as filed together with notice of its filing date and application number, (iii) Amgen shall keep Novartis advised of the status of all material communications, actual and prospective filings or submissions regarding such Territory Patents and Trademarks, and shall give Novartis copies of and an opportunity to review and comment on any such material communications, filings and submissions proposed to be sent to any patent or trademark authority or judicial body, and (iv) Amgen shall reasonably consider in good faith Novartis’s comments on the communications, filings and submissions for such Territory Patents and Trademarks.”

2.36	The first sentence of Section 10.2.1.3 of the Agreement is hereby deleted in its entirety and replaced with the following:
“From and after the Effective Date, with respect to Territory Patents and Trademarks specific to Franchise Product 1 and Franchise Product 2, and from and after the Option Exercise Date, with respect to Territory Patents and Trademarks specific to Franchise Product 3, if Amgen proposes to abandon or fail to maintain any patent, trademark or application within such Territory Patents and Trademarks, it shall give Novartis reasonable notice thereof (with sufficient time for Novartis to assume control thereof and continue the prosecution or maintenance of such patent, trademark or application) and thereafter Novartis may, upon written notice to Amgen and at Novartis’s sole cost, control Patent and Trademark Matters with respect to such patent, trademark or application within the Territory Patents and Trademarks thereafter in accordance with this Section 10.2.1.3 (Novartis Secondary Prosecution) (any patent, trademark or application so assumed, a “Novartis Assumed Item”).”

2.37	Section 10.2.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

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“10.2.2 Outside Territory. Except as expressly set forth in the US Collaboration Agreement with respect to Franchise Product 1, Amgen shall control and be solely responsible for all Patent and Trademark Matters with respect to its patent rights, trademark rights and other intellectual property outside the Territory, at its sole cost and expense. Except as expressly set forth in the US Collaboration Agreement with respect to Franchise Product 1, Amgen shall control and be solely responsible for Patent and Trademark Matters with respect to Joint Patents outside the Territory, at its sole cost and expense. Notwithstanding the other provisions of this Section 10.2.2 (Outside Territory), without the prior written consent of Novartis, Amgen shall not take any action (or fail to take any action) with respect to such intellectual property or Joint Patents [*] that would reasonably be expected to [*] the Licensed Amgen Patents or the research, Development, conduct of Medical Affairs Activities with respect to, use or Commercialization of Licensed Products [*].”

2.38	The first sentence of Section 10.3.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
“From and after the Effective Date, with respect to Territory Patents and Trademarks specific to Franchise Product 1 and Franchise Product 2, and from and after the Option Exercise Date, with respect to Territory Patents and Trademarks specific to Franchise Product 3, if a Third Party asserts that a patent right or other right owned by it is infringed by the manufacture, use, offer for sale, sale or importation of the Licensed Product in the Territory by Novartis, Novartis shall have the sole right to defend against any such assertions at its sole cost.”

2.39	The last sentence of Section 10.3.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
“In the event Novartis becomes engaged in: (i) settlement discussions with a Third Party that has specifically asserted that a patent right or trademark right of such Third Party would be infringed by the use, offer for sale, sale or importation of the Licensed Product; (ii) settlement discussions of an interference involving a patent corresponding to a Licensed Amgen Patent specific to a Licensed Product or a trademark corresponding to a Licensed Amgen Trademark; or (iii) cross-license discussions with respect to a patent corresponding to a Licensed Amgen Patent specific to a Licensed Product or a trademark corresponding to a Licensed Amgen Trademark; and, in each such case, such Third Party patent right or trademark right corresponds to a patent right or trademark right outside the Territory: (a) Novartis shall keep Amgen reasonably informed of the status of such discussions; and (b) Novartis shall consider in good faith any comments or suggestions of Amgen.”

2.40	The first sentence of Section 10.3.2 of the Agreement is hereby deleted in its entirety and replaced with the following:
“From and after the Effective Date, with respect to Licensed Amgen Patents, Licensed Amgen Trademarks and Joint Patents, in each case, except as expressly set forth in the US Collaboration Agreement with respect to Franchise Product 1, outside the Territory, (collectively, the “Ex-Territory Patents and Trademarks”) specific to Franchise Product 1 and Franchise Product 2, and from and after the Option Exercise Date, with respect to Ex-Territory Patents and Trademarks specific to Franchise Product 3, if a Third Party asserts that a patent right or other right owned by

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it is infringed by the manufacture, use, offer for sale, sale, or importation of the Licensed Product, except as expressly set forth in the US Collaboration Agreement with respect to Franchise Product 1, outside the Territory, by Amgen, Amgen shall have the sole right to defend against any such assertions at its sole cost.”

2.41	The last sentence of Section 10.3.2 of the Agreement is hereby deleted in its entirety and replaced with the following:
“In the event Amgen becomes engaged in: (i) settlement discussions with a Third Party that has specifically asserted that a patent right or trademark right of such Third Party would be infringed by the use, sale or importation of the Licensed Product; (ii) settlement discussions of an interference involving a patent corresponding to a Licensed Amgen Patent specific to a Licensed Product or a trademark corresponding to a Licensed Amgen Trademark; or (iii) cross-license discussions with respect to a patent corresponding to a Licensed Amgen Patent specific to a Licensed Product or a trademark corresponding to a Licensed Amgen Trademark; and, in each such case, such Third-Party patent right or trademark right corresponds to a patent right or trademark right inside the Territory: (a) Amgen shall keep Novartis reasonably informed of the status of such discussions; and (b) Amgen shall consider in good faith any comments or suggestions of Novartis. For clarity, notwithstanding the foregoing, Amgen shall have no obligation to share with Novartis any Licensed Product manufacturing or CMC information or any information related to products other than the Licensed Products.”

2.42	The first sentence of Section 10.4.1.2 of the Agreement is hereby deleted in its entirety and replaced with the following:
“From and after the Effective Date, with respect to Territory Patents and Trademarks specific to Franchise Product 1 and Franchise Product 2, and from and after the Option Exercise Date, with respect to Territory Patents and Trademarks specific to Franchise Product 3, Novartis shall have the first right, but not the obligation, to enforce Territory Patents and Trademarks against any actual, alleged or threatened infringement or misappropriation by Third Parties in the Territory, at Novartis’s sole cost, subject to Section 10.5 (Cooperation).”

2.43	The first sentence of Section 10.4.1.3 of the Agreement is hereby deleted in its entirety and replaced with the following:
“From and after the Effective Date, with respect to Territory Patents and Trademarks specific to Franchise Product 1 and Franchise Product 2, and from and after the Option Exercise Date, with respect to Territory Patents and Trademarks specific to Franchise Product 3, in the event Novartis does not commence an enforcement action or otherwise take action to abate any alleged infringement or misappropriation of any such Territory Patents and Trademarks within [*] days after Amgen requests Novartis to do so in writing (or, if later, within [*] days after such action can viably be brought by Law (as, for example, in the case of expiration of a clinical trial exception to patent infringement, and, if sooner, by such time as it would no longer be possible to bring such action due to delay)), Amgen shall be entitled to bring and prosecute such an action at Amgen’s sole cost and Novartis will cooperate with Amgen.

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2.44	Section 10.4.2 of the Agreement is hereby deleted in its entirety and replaced with the following:
“10.4.2 Outside Territory. Except as expressly set forth in the US Collaboration Agreement with respect to Franchise Product 1, Amgen shall have the sole right, but not the obligation, to enforce its patent rights, trademark rights and other intellectual properties, and the Joint Patents outside the Territory against any actual, alleged or threatened infringement or misappropriation by Third Parties outside the Territory, and to settle any such matters in its sole discretion subject to Section 10.3 (Defense and Settlement of Third Party Claims). Except as expressly set forth in the US Collaboration Agreement with respect to Franchise Product 1, Novartis shall have no right to enforce such rights outside the Territory.”

2.45	The last sentence of Section 10.6 of the Agreement is hereby deleted in its entirety and replaced with the following:
“Amgen shall have the sole right to retain (i) any and all Recoveries from actions brought by Amgen with respect to Territory Patents and Trademarks related to Franchise Product 3 prior to the Option Exercise Date, (ii) any and all recoveries with respect to the enforcement of any Amgen intellectual property or proprietary right or Joint Patents, except as expressly set forth in the US Collaboration Agreement with respect to Franchise Product 1, outside the Territory, (iii) any and all Recoveries with respect to enforcement of Licensed Amgen Patents to the extent not specifically related to a Licensed Product and (iv) any and all Recoveries from actions brought by Amgen after termination of this Agreement.”

2.46	The second sentence of Section 11.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
“Novartis shall have no right to and shall not utilize any Confidential Information of Amgen for activities outside the Territory except as required under the applicable Development Plan or as expressly permitted under the US Collaboration Agreement.”

2.47	The last sentence of Section 11.2 of the Agreement is hereby deleted in its entirety and replaced with the following:
“For purposes of clarity, in each case ((i) through (iv)), Novartis shall ensure that manufacturing technology related Confidential Information is not shared with any of its or its Affiliates’ personnel (whether employees, consultants, Third Party contractors or otherwise and whether or not located within the Territory): (i) [*]; and (ii) [*].”

2.48	Section 11.6.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
“present findings with respect to any Licensed Product at symposia and other meetings of healthcare professionals, and international, national or regional congresses, conferences or meetings organized by a professional society or organization (any such occasion, a “Scientific Meeting”); provided, however, unless otherwise agreed by the Parties, that (i) the Party presenting at any such Scientific Meeting shall have complied with the provisions of Section 11.6 (Publications and Presentations) and Section 11.7 (Scientific Papers, Abstracts and Posters) with

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respect to such presentation, and, with respect to any such Scientific Meeting at which a Party is presenting, such presenting Party shall inform the other Party of such Scientific Meeting and where invitation is required, invite the other Party to attend such Scientific Meeting; and (ii) a Party shall not organize or sponsor any satellite symposia in a country (a) in the case of Novartis, outside the Territory, or (b) in the case of Amgen, within the Territory or, with respect to Franchise Product 1 during the term of the US Collaboration Agreement, the United States, without the other Party’s prior written consent, not to be unreasonably withheld.”

2.49	Section 12.3 of the Agreement is hereby deleted in its entirety and replaced with the following:
“Disclaimer of Warranties. EXCEPT AS SET FORTH IN THIS ARTICLE 12 (REPRESENTATIONS, WARRANTIES AND COVENANTS) OR ARTICLE 11 (REPRESENTATIONS, WARRANTIES AND COVENANTS) OF THE US COLLABORATION AGREEMENT, NOVARTIS AND AMGEN EXPRESSLY DISCLAIM ANY AND ALL REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE COLLABORATION, THE LICENSED PRODUCTS, THE LICENSED AMGEN PATENTS, LICENSED AMGEN TRADEMARKS, LICENSED AMGEN KNOW-HOW, LICENSED NOVARTIS PATENTS, LICENSED NOVARTIS TRADEMARKS, LICENSED NOVARTIS KNOW-HOW, THIS AGREEMENT, OR ANY OTHER SUBJECT MATTER RELATING TO THIS AGREEMENT, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OR NONINFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS. Except as set forth in this Article 12 (Representations, Warranties and Covenants) or Article 11 (Representations, Warranties and Covenants) of the US Collaboration Agreement, all licenses by Novartis to Amgen under the Licensed Novartis Know-How and Licensed Novartis Patents shall be granted “as-is” and all licenses by Amgen to Novartis under the Licensed Amgen Know-How, Licensed Amgen Trademarks and Licensed Amgen Patents shall be granted “as-is”.”

2.50	Section 15.2.5 of the Agreement is hereby deleted in its entirety and replaced with the following:
“15.2.5 Novartis Termination for Convenience for Franchise Product 2 and Franchise Product 3. Novartis shall have the right to terminate this Agreement with respect to Franchise Product 2 or Franchise Product 3:
15.2.5.1         from and after [*] until [*], upon [*] prior written notice to Amgen, and in the event of such termination, (i) for purposes of clarity, Novartis’s obligations to fund its share of Development Costs pursuant to Section 9.7 (Development Cost Sharing) and to use Commercially Reasonable Efforts to Commercialize such Licensed Product(s) pursuant to Section 7.1 (Commercially Reasonable Efforts) shall continue during such [*] notice period, and (ii) Novartis shall additionally pay to Amgen an amount equal to (a) the amount of Development Costs borne (whether or not actually paid as of such termination) by Novartis pursuant to Section 9.7 (Development Cost Sharing) with respect to such Licensed Product(s) from the Effective Date through the effective date of such termination, multiplied by (b) [*]; and

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15.2.5.2     from and after [*] after [*], upon [*] prior written notice to Amgen, and in the event of such termination, for purposes of clarity Novartis’s obligations to fund its share of Development Costs pursuant to Section 9.7 (Development Cost Sharing) with respect to such Licensed Product(s) and to use Commercially Reasonable Efforts to Commercialize such Licensed Product(s) pursuant to Section 7.1 (Commercially Reasonable Efforts) shall continue during such [*] notice period.
For purposes of clarity, from [*] until [*] thereafter, Novartis shall not have any right to terminate this Agreement with respect to Franchise Product 2 or Franchise Product 3 under this Section 15.2.5 (Novartis Termination for Convenience).”

2.51	The following language shall be added as a new Section 15.2.6 of the Agreement at the end of Section 15.2 of the Agreement:
“15.2.6 Novartis Termination for Convenience for Franchise Product 1. Novartis shall have the right to terminate this Agreement with respect to Franchise Product 1 from and after [*] days following the fifth anniversary of the first Regulatory Approval of Franchise Product 1 in the United States, upon [*] prior written notice to Amgen, and in the event of such termination, for purposes of clarity Novartis’s obligations to fund its share of Development Costs pursuant to Section 9.7 (Development Cost Sharing) with respect to Franchise Product 1 and to use Commercially Reasonable Efforts to Commercialize Franchise Product 1 pursuant to Section 7.1 (Commercially Reasonable Efforts) shall continue during such [*] notice period.”

2.52	Clause (viii) of Section 15.3.2 of the Agreement is hereby deleted in its entirety and replaced with the following:
“(viii) Section 4.2 (Licensed Novartis Know-How and Patents) (solely to the extent such intellectual property has been or is incorporated into or used in the Development, Manufacture, Medical Affairs Activities, regulatory activities or Commercialization of Licensed Products as of the date of termination or, if later, the date of expiration or earlier termination of the US Collaboration Agreement) shall survive [*];”

2.53	The last sentence of Section 15.3.2 of the Agreement is hereby deleted in its entirety and replaced with the following:
“In the event of any termination of this Agreement and the US Collaboration Agreement by Amgen pursuant to and as set forth in Section 7.4 ([*] Divestiture), (a) the licenses granted to Novartis under Sections 4.1 (Licensed Amgen Patents and Know-How) and 4.5.1 (Grant to Novartis) and under Sections 3.1 (Amgen Technology) and 3.5.2 (Grant to Novartis) of the US Collaboration Agreement (in each case, solely to the extent such intellectual property has been or is incorporated into or used in the Development, Medical Affairs Activities, regulatory activities or Commercialization of Licensed Products as of the date of termination) shall survive, (b) Amgen shall continue to Manufacture and supply Licensed Product for the Territory for a period of up to [*] months in accordance with the Supply Agreement, (c) Novartis shall continue to pay to Amgen royalties on annual Net Sales of each Licensed Product in the Territory for each Calendar Year (or portion thereof) during the applicable Royalty Term pursuant to Section 9.1 (Royalty

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Payments); provided that the royalties set forth in Section 9.1 (Royalty Payments) shall [*] provided that in no event shall the royalties payable to Amgen for Franchise Product 1 [*] and for each of Franchise Product 2 and Franchise Product 3 [*], (d) Novartis shall pay Amgen royalties on annual Net Sales (as defined in the US Collaboration Agreement) of Franchise Product 1 in the United States for each Calendar Year (or portion thereof) until [*], at a rate of [*] percent ([*]%) (with such definition of “Net Sales” applying mutatis mutandis to sales by or on behalf of Novartis or any of its Affiliates or sublicensees), and (e) the Parties shall negotiate in good faith a process for the transition of ongoing activities necessary to allow Novartis to exercise its rights under such license and allow Novartis to continue to Develop, Manufacture and Commercialize the Licensed Product in the Territory and, with respect to Franchise Product 1, the United States, including assistance from Amgen for the transfer of Manufacturing to a contract manufacturing organization mutually agreed by the Parties.”

2.54	The following language shall be added as a new Section 15.3.3 of the Agreement at the end of Section 15.3 of the Agreement:
“15.3.3    Additional Termination Effects. In addition to the effects of termination set forth in Section 15.3.2 (Termination Effects), in the event of termination of this Agreement by [*] pursuant to Section [*], commencing on the effective date of termination (the “Termination Date”) and continuing until the [*] anniversary of the Termination Date, Amgen shall pay to Novartis, a royalty on annual Net Sales of Franchise Product 1 in the Territory for each Calendar Year (or portion thereof) at a rate of [*] percent ([*]%) (with the definition of “Net Sales” applying mutatis mutandis to sales by or on behalf of Amgen or any of its Affiliates or sublicensees).”

2.55	Section 15.4 of the Agreement is hereby deleted in its entirety and replaced with the following:
“15.4    Additional Surviving Provisions. In addition and without prejudice to the provisions of Section 15.3 (Effect of Termination) and the provisions that are expressly stated to survive termination, in the event of any expiration or termination of this Agreement the following provisions shall survive: Articles 1 (Definitions); 11 (Confidentiality and Publications) (except with respect to Section 11.6 (Publications and Presentations), 11.7 (Scientific Papers; Abstracts and Posters), 11.8 (Deferral of Disclosures) and 11.9 (Failure to Object to Disclosure), provided that in the event that this Agreement expires or earlier terminates prior to the expiration or earlier termination of the US Collaboration Agreement, such Sections shall survive solely with respect to Franchise Product 1 and solely for the term of the US Collaboration Agreement); 13 (Limitations of Liability; Insurance); 14 (Indemnification); 15 (Term and Termination) and 16 (Miscellaneous); Sections 3.1 (Conduct of the Collaboration) through 3.6 (Interactions Between the Joint Management Committee, the Joint Steering Committee, and Joint Project Teams) (inclusive) (solely in the event this Agreement expires or earlier terminates prior to the expiration or earlier termination of the US Collaboration Agreement, solely with respect to Development activities and Medical Affairs Activities with respect to Franchise Product 1, and solely for the term of the US Collaboration Agreement); 5.1 (Responsibility for Development) through 5.3 (Development Outside the Territory by Novartis or Inside the Territory by Amgen) (inclusive) (solely in the event this Agreement expires or earlier terminates prior to the expiration or earlier termination of the US Collaboration Agreement, solely with respect to Franchise Product 1 and solely for the term

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of the US Collaboration Agreement); 5.5 (Safety Matters) through 5.6 (Cooperation Generally) (solely in the event this Agreement expires or earlier terminates prior to the expiration or earlier termination of the US Collaboration Agreement, solely with respect to Franchise Product 1 and solely for the term of the US Collaboration Agreement); 7.2 (Activities Outside the Collaboration) through 7.4 ([*] Divestiture) (inclusive) (solely in the event this Agreement expires or earlier terminates prior to the expiration or earlier termination of the US Collaboration Agreement, solely with respect to any Franchise Product 1 Distracting Program and solely for the term of the US Collaboration Agreement); 9.1 (Royalty Payments) through 9.6 (No Wrongful Reductions) (inclusive) (with respect to sales made prior to such termination or, if later, prior to completion of the transition by Novartis pursuant to Section 15.5 (Transition Period)); 9.7 (Development Cost Sharing) (with respect to Development Costs reasonably incurred prior to such termination and, in the event this Agreement expires or earlier terminates prior to the expiration or earlier termination of the US Collaboration Agreement, during the term of the US Collaboration Agreement solely Sections 9.7.2 (Annual Development Budget Overruns) through 9.7.5 (Budget Deadlocks) (inclusive) with respect to Development Costs for Franchise Product 1, for purposes of the cost allocation under Section 8.6.1.3 of the US Collaboration Agreement); 9.8 (Sublicense Payments) (with respect to amounts incurred prior to such termination); 9.10 (Payment Method) through 9.16 (Late Payment) (inclusive); 10.1 (Ownership and Cooperation); 10.6 (Allocation of Recoveries) (with respect to periods prior to termination); and 12.3 (Disclaimer of Warranties).”

2.56	The following sentence shall be added following the table entitled “Drug Product (including Drug Substance)” set forth in the section entitled “[*]” of the Commercial Supply Schedule:
“Notwithstanding anything to the contrary in the Supply Agreement for commercial supply of Franchise Product 1 (the “Commercial Supply Agreement”), [*] percent ([*]%) [*] percent ([*]%) [*] percent ([*]%) [*].”

3.	PHARMACOVIGILANCE AGREEMENT
Within ninety (90) days following the Amendment No. 2 Effective Date, the Parties shall amend that certain Pharmacovigilance Agreement between the Parties, dated as of [*], to include Canada.

4.	INTEGRATION
Except for the sections of the Agreement specifically amended hereunder, all terms and conditions of the Agreement remain and shall remain in full force and effect. This Amendment shall hereafter be incorporated into and deemed part of the Agreement and any future reference to the Agreement shall include the terms and conditions of this Amendment.

5.	APPLICABLE LAW & JURISDICTION
This Amendment shall be governed by, and construed in accordance with, the laws which govern the Agreement, and the Parties submit to the jurisdiction and dispute resolution provisions as set forth in the Agreement.

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6.	COUNTERPARTS
This Amendment may be executed in counterparts with the same effect as if both Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. Signature pages of this Amendment may be exchanged by facsimile or other electronic means without affecting the validity thereof.
[Remainder of Page Intentionally Left Blank – Signature Page to Follow]

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IN WITNESS WHEREOF, the Parties intending to be bound have caused this Amendment to be executed by their duly authorized representatives.

NOVARTIS PHARMA AG By: /s/ Nigel Sheail Name: Nigel Sheail Title: Novartis Pharma AG Head Business Development & Licensing Forum 2-6.04 4002 Basel Date: April 21, 2017	AMGEN INC. By: /s/ Robert A. Bradway Name: Robert A. Bradway Title: Chairman of the Board, President & Chief Executive Office Date: April 21, 2017
By: /s/ Natalie Tan/ Name: Natalie Tan Title: Head Legal Respiratory Franchise Date: April 21, 2017

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LICENSED AMGEN PATENTS FOR LICENSED PRODUCTS IN CANADA SCHEDULE

Country	Application No.	Filing Date	Title
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]

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